EXHIBIT 23.2

    CONSENT OF BEARD MILLER COMPANY, LLP, INDEPENDENT AUDITOR

     We hereby consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the Leesport Financial Corp., 1998 Independent Directors Stock Option Plan, of our report dated January 24, 2003, relating to the consolidated financial statements of Leesport Financial Corp. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2002.

                                   /s/ Beard Miller Company LLP


Reading, Pennsylvania
August 14, 2003